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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 27, 1996, included in the AMRE, Inc. Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this registration statement. We also consent to the use of our report dated June 27, 1996 on the Company's audited consolidated financial statements included herein.




                                       /s/ ARTHUR ANDERSEN LLP
                                       ------------------------------------

Dallas, Texas

August 30, 1996